Exhibit 99.4

Supplemental Information

For Meridian, CareCloud and ETM, we identified revenue from customers who cancelled their contracts prior to MTBC’s acquisition of such customers’ contracts. Such revenue is included in the pro forma condensed combined statement of operations, even though MTBC will not generate revenues from those customers.

Estimated revenue from customers who cancelled prior to our acquisition

	ETM	CareCloud	Meridian	Total
	(in thousands)
Year ended December 31, 2019	$213	$754	$8,816	$9,783
Three months ended March 31, 2020	-	-	887	887

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making surrounding pro forma operations, we supplement our condensed combined financial statements presented on a basis consistent with GAAP, with adjusted EBITDA, a non-GAAP financial measure of earnings. Adjusted EBITDA represents the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other expense (income), stock-based compensation expense, depreciation and amortization, integration and transaction costs, restructuring and impairment charges and changes in contingent consideration. Our management uses adjusted EBITDA as a financial measure to evaluate the profitability and efficiency of our business model. We use this non-GAAP financial measure to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measure that is derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations which include large non-cash amortization of intangibles assets from acquisitions. Investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

The following tables contain a reconciliation of GAAP net loss to adjusted EBITDA for the year ended December 31, 2019 and the three months ended March 31, 2020:

Reconciliation of GAAP net loss for the year ended

December 31, 2019 to Adjusted EBITDA

				Previously
				Acquired		Pro Forma	Pro Forma
	MTBC	ETM	CareCloud	Subtotal	Meridian	Adjustments	Combined
	(in thousands)
Net revenue	$64,439	$2,067	$33,354	$99,860	$50,832	$-	$150,692

GAAP net loss	$(872)	$(1,812)	$(21,709)	$(24,393)	$(6,287)	$8,229	$(22,451)

Provision for income taxes	193	2	16	211	159	-	370
Net interest expense	121	-	4,212	4,333	2,544	(6,756)	121
Foreign exchange / other expense	827	-	-	827	-	-	827
Stock-based compensation expense	3,215	-	-	3,215	-	-	3,215
Depreciation and amortization	3,006	20	3,208	6,234	6,880	(741)	12,373
Integration and transaction costs (1)	1,736	-	-	1,736	-	(732)	1,004
Restructuring and impairment charges (2)	219	-	-	219	4,195	-	4,414
Change in contingent consideration	(344)	-	-	(344)	-	-	(344)
Adjusted EBITDA	$8,101	$(1,790)	$(14,273)	$(7,962)	$7,491	$-	$(471)

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Reconciliation of GAAP net loss for the three months ended

March 31, 2020 to Adjusted EBITDA

($000)

			MTBC +
		January 1	Previously
		to 8, 2020	Acquired		Pro Forma	Pro Forma
	MTBC	CareCloud	Subtotal	Meridian	Adjustments	Combined
	(in thousands)
Net revenue	$21,867	$618	$22,485	$10,931	$-	$33,416

GAAP net loss	$(2,502)	$(302)	$(2,804)	$(1,726)	1,831	$(2,699)

Provision for income taxes	30	-	30	22	-	52
Net interest expense	80	-	80	531	(531)	80
Foreign exchange / other expense	(424)	-	(424)	-	-	(424)
Stock-based compensation expense	1,307	-	1,307	-	-	1,307
Depreciation and amortization	1,333	124	1,457	1,670	(1,023)	2,104
Integration and transaction costs (1)	645	-	645	-	(277)	368
Restructuring and impairment charges (2)	298	-	298	317	-	615
Adjusted EBITDA	$767	$(178)	$589	$814	$-	$1,403

(1)	The integration and transactions costs for MTBC include severance amounts paid to employees from acquired businesses, transactions costs, such as brokerage fees, pre-acquisition accounting costs and legal fees and exit costs related to contractual agreements.

(2)	The Company’s restructuring charges represent the remaining lease costs for a facility no longer used as the employees were transferred to another facility. The Company’s impairment charges represent charges recorded for a leased facility no longer being used. Meridian’s restructuring and impairment charges represent facility abandonment costs, legal and other expenses related to the reorganization of their operations.

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